Exhibit 5.1

Chrysler Center

666 Third Avenue

New York, NY 10017

212 935 3000

mintz.com

May 20, 2020

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road, Suite 302

Warren, New Jersey 07059

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Bellerophon Therapeutics, Inc., a Delaware corporation (the “Company”), of up to an aggregate of 3,365,384 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold pursuant to: (i) the Underwriting Agreement, dated May 18, 2020 (the “Underwriting Agreement”) by and between the Company and Jefferies LLC, as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”) relating to an underwritten public offering (the “Underwritten Offering”) and (ii) the Subscription Agreement (the “Subscription Agreement”), dated May 18, 2020, between the Company and the institutional investor party thereto (the “Investors”) relating to a registered direct offering (the “Direct Offering” and, together with the Underwritten Offering, the “Offerings”). The Shares are being offered pursuant to a Registration Statement on Form S-3 (Registration No. 333-225878) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”) and a prospectus supplement in connection with each of the Underwritten Offering and the Direct Offering, respectively, in each case filed with the Commission pursuant to Rule 424(b) under the Act (each, a “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Shares include 288,461 shares of Common Stock that the Underwriters are entitled to purchase pursuant to their option to purchase additional shares of Common Stock in the Underwriting Agreement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and By-Laws, each as currently in effect, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with (i) the terms of the Underwriting Agreement or Subscription Agreements, as applicable, and (ii) the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C

BOSTON   LONDON   LOS ANGELES   NEW YORK   SAN DIEGO   SAN FRANCISCO   WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.